Exhibit 99.1

  NEWS RELEASE

CONTACT: Meenal Sethna

Executive Vice President and CFO

(773) 628-0616

LITTELFUSE REPORTS SECOND QUARTER RESULTS

Second Quarter Sales and Earnings Above Midpoint of Guidance

CHICAGO, August 4, 2016 – Littelfuse, Inc. (NASDAQ:LFUS) today reported financial results for the second quarter ended July 2, 2016.

Second Quarter Highlights*

* All comparisons are to the prior year period unless otherwise noted. A reconciliation of non-GAAP (adjusted) financial measures used in this release to the comparable GAAP financial measures is included below.

●	Sales for the second quarter of 2016 were $271.9 million, a 22% increase. Excluding PolySwitch revenue of $36.4 million, sales increased 6%, led by strong growth in the automotive segment.
●

GAAP earnings for the second quarter of 2016 were $1.20 per diluted share. This included $5.5 million of special charges primarily related to purchase accounting and integration costs for the PolySwitch acquisition, partially offset by non-operating foreign exchange gains. Excluding these items, adjusted earnings for the second quarter of 2016 were $1.44 per diluted share, representing an 8% increase.

●	Highlights by segment included:
o	Electronics sales increased 25%. Excluding PolySwitch, sales increased 2% as higher sensor and fuse sales were partially offset by a decline in semiconductor sales.
o	Automotive sales increased 30%. Excluding PolySwitch, sales increased 15% reflecting strong growth in Asia and Europe, and globally across the sensor and fuse businesses.
o	Industrial sales decreased 7% primarily due to a decline in the relay business due to weakness in mining and oil and gas end markets.
●	The electronics book-to-bill ratio for the second quarter of 2016 was 1.08 and includes the PolySwitch business.

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●

Cash provided by operating activities was $25.8 million for the second quarter of 2016 compared to $38.7 million for the second quarter of 2015. The decline was primarily driven by integration and other non-recurring costs related to the PolySwitch business.

●	Capital expenditures for the second quarter of 2016 decreased to $11.1 million compared to $14.1 million in the prior year.

"Our teams have continued to execute well within an uncertain macro environment," said Gordon Hunter, chief executive officer. "Operating margins improved in both our electronics and automotive segments, while our teams also focused on integrating the PolySwitch business. Our industrial segment continued to face end market weakness, and we’ve taken recent actions to reduce our cost structure across the segment. Despite these challenges, we remain on track for meaningful margin expansion this year as we continue to execute on our footprint consolidations and portfolio initiatives.”

Outlook*

* All comparisons are to the prior year period unless otherwise noted. Littelfuse provides guidance on a non-GAAP (adjusted) basis. GAAP items excluded from guidance may include the after-tax impact of items including acquisition and integration costs, impairment and severance charges, foreign exchange adjustments and unusual gains and losses. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP.  Littelfuse is not able to forecast the excluded items to the most directly comparable GAAP financial measure without unreasonable efforts.

"Despite the headwinds in some of our markets, our business trends remain solid. We’ve had a strong start to the year with positive momentum across our electronics and automotive segments, and are pleased with the performance of the PolySwitch business to date. However, end market challenges in our industrial segment have impacted profitability, and are expected to continue through this year,” said Hunter.

●

Total sales for the third quarter of 2016 are expected to be in the range of $262 million to $272 million, which includes PolySwitch sales of approximately $40 million. This represents 24% revenue growth at the midpoint, and 5% revenue growth excluding PolySwitch.

●	Total earnings for the third quarter of 2016, including the PolySwitch business, are expected to be in the range of $1.36 to $1.50 per diluted share, excluding special items.
●	Operating cash flow for 2016 is expected to be 12-14% of revenue, driven by one-time cash costs for PolySwitch integration activities and other acquisition related items.

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Conference Call and Webcast Information

Littelfuse will host a conference call today, Thursday, August 4, 2016, at 10:00 a.m. Central / 11:00 a.m. Eastern time to discuss the results. The call will be broadcast live over the Internet and can be accessed through the company’s website: www.littelfuse.com. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call will be available for replay on the company’s website.

About Littelfuse

Founded in 1927, Littelfuse is the world leader in circuit protection with growing global platforms in power control and sensing. The company serves customers in the electronics, automotive and industrial markets with technologies including fuses, semiconductors, polymers, ceramics, relays and sensors. Littelfuse has over 10,000 employees in more than 40 locations throughout the Americas, Europe and Asia. For more information, please visit the Littelfuse website: Littelfuse.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.

The statements in this press release that are not historical facts are intended to constitute "forward-looking statements" entitled to the safe-harbor provisions of the PSLRA. These statements may involve risks and uncertainties, including, but not limited to, risks relating to product demand and market acceptance, economic conditions, the impact of competitive products and pricing, product quality problems or product recalls, capacity and supply difficulties or constraints, coal mining exposures reserves, failure of an indemnification for environmental liability, exchange rate fluctuations, commodity price fluctuations, the effect of the company's accounting policies, labor disputes, restructuring costs in excess of expectations, pension plan asset returns less than assumed, integration of acquisitions and other risks which may be detailed in the company's other Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This release should be read in conjunction with information provided in the financial statements appearing in the company's Annual Report on Form 10-K for the year ended January 2, 2016. For a further discussion of the risk factors of the company, please see Item 1A. "Risk Factors" to the company's Annual Report on Form 10-K for the year ended January 2, 2016.

Non-GAAP Financial Measures

The information included in this press release includes the non-GAAP financial measures of adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin and adjusted diluted earnings per share. These non-GAAP financial measures exclude the effect of certain expenses and income not related directly to the underlying performance of our fundamental business operations. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included herein.

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The company believes that adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin and adjusted diluted earnings per share provide useful information to investors regarding its operational performance because they enhance an investor’s overall understanding of our core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of our fundamental business operations. The company believes that these non-GAAP financial measures are commonly used by financial analysts and others in the industries in which the Company operates, and thus further provide useful information to investors. Management additionally uses these measures when assessing the performance of the business and for business planning purposes. Note that the company’s definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies.

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LFUS-F

LITTELFUSE, INC.
Net Sales and Operating Income by Business Unit
(In thousands of USD, unaudited)

	Second Quarter			Year-to-Date
	2016	2015	% Change	2016	2015	% Change

Net Sales
Electronics	$132,170	$105,553	25%	$230,966	$204,933	13%
Automotive	111,370	85,918	30%	203,303	169,989	20%
Industrial	28,372	30,550	(7%)	57,041	57,412	(1%)

Total net sales	$271,912	$222,021	22%	$491,310	$432,334	14%

	Second Quarter			Year-to-Date
	2016	2015	% Change	2016	2015	% Change

Operating Income/(Expense)
Electronics	$25,259	$22,167	14%	$47,675	$40,832	17%
Automotive	16,474	12,699	30%	33,965	23,870	42%
Industrial	2,028	4,709	(57%)	3,701	7,439	(50%)
Other (1)	(14,059)	(3,404)	313%	(23,211)	(6,422)	261%

Total operating income	$29,702	$36,171	(18%)	$62,130	$65,719	(5%)

Interest expense	1,670	948		3,715	2,099
Foreign exchange (gain) loss	(6,237)	(1,292)		(2,414)	1,825
Other (income) expense, net	255	(1,202)		(262)	(2,328)

Income before taxes	$34,014	$37,717	(10%)	$61,091	$64,123	(5%)

(1) "Other" typically includes special items such as acquisition-related costs, restructuring costs, asset impairments, and gains and losses on asset sales. (See Supplemental Financial Information for details on page 9.)

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LITTELFUSE, INC.

Condensed Consolidated Balance Sheets

(In thousands of USD, except share amounts)

	July 2, 2016	January 2, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$179,461	$328,786
Short-term investments	3,920	4,179
Accounts receivable, less allowances	197,543	142,882
Inventories	124,700	98,629
Prepaid expenses and other current assets	14,253	8,238
Total current assets	519,877	582,714
Property, plant and equipment:
Land	14,255	5,236
Buildings	84,457	71,383
Equipment	450,597	382,429
	549,309	459,048
Accumulated depreciation	(324,799)	(296,480)
Net property, plant and equipment	224,510	162,568
Intangible assets, net of amortization:
Patents, licenses and software	76,703	20,221
Distribution network	18,664	16,490
Customer lists, trademarks and tradenames	92,313	54,912
Goodwill	363,341	189,767
	551,021	281,390
Investments	13,936	15,197
Deferred income taxes	13,994	8,333
Other assets	18,460	14,058
Total assets	$1,341,798	$1,064,260

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$78,197	$51,658
Accrued payroll	30,615	32,611
Accrued expenses	55,716	24,145
Accrued severance	1,328	3,798
Accrued income taxes	6,682	15,567
Current portion of long-term debt	6,250	87,000
Total current liabilities	178,788	214,779
Long-term debt, less current portion	361,732	83,753
Deferred income taxes	6,347	8,014
Accrued post-retirement benefits	7,498	5,653
Other long-term liabilities	12,576	12,809
Total equity	774,857	739,252
Total liabilities and equity	$1,341,798	$1,064,260

Common shares issued and outstanding of 22,552,780 and 22,420,785 at July 2, 2016 and January 2, 2016, respectively.

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LITTELFUSE, INC.

Consolidated Statements of Comprehensive Income

(In thousands of USD, except per share data, unaudited)

	For the Three Months Ended		For the Six Months Ended

	July 2, 2016	June 27, 2015	July 2, 2016	June 27, 2015

Net sales	$271,912	$222,021	$491,310	$432,334

Cost of sales	174,046	136,740	306,289	270,723

Gross profit	97,866	85,281	185,021	161,611

Selling, general and administrative expenses	51,092	38,772	93,458	75,117
Research and development expenses	11,916	7,361	20,481	14,745
Amortization of intangibles	5,156	2,977	8,952	6,030
	68,164	49,110	122,891	95,892

Operating income	29,702	36,171	62,130	65,719

Interest expense	1,670	948	3,715	2,099
Foreign exchange (gain) loss	(6,237)	(1,292)	(2,414)	1,825
Other (income) expense, net	255	(1,202)	(262)	(2,328)

Income before income taxes	34,014	37,717	61,091	64,123
Income taxes	6,862	9,033	14,650	15,444

Net income	$27,152	$28,684	$46,441	$48,679

Net income per share:
Basic	$1.21	$1.26	$2.07	$2.15
Diluted	$1.20	$1.26	$2.05	$2.13

Weighted average shares and equivalent shares outstanding:
Basic	22,528	22,691	22,483	22,645
Diluted	22,674	22,835	22,647	22,810

Comprehensive income	$11,899	$34,672	$41,874	$43,709

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LITTELFUSE, INC.

Consolidated Statements of Cash Flows

(In thousands of USD, unaudited)

	For the Six Months Ended
	July 2, 2016	June 27, 2015

OPERATING ACTIVITIES:
Net income	$46,441	$48,679
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16,156	14,761
Amortization of intangibles	8,952	6,030
Loss on sale of product line	1,391	-
Stock-based compensation	6,124	5,764
Non-cash inventory charge	6,902	-
Excess tax benefit on stock-based compensation	(1,585)	(1,470)
Loss on sale of assets	331	329
Changes in operating assets and liabilities:
Accounts receivable	(20,846)	(21,266)
Inventories	(1,282)	(1,199)
Accounts payable	2,974	3,440
Accrued expenses (including post retirement)	5,715	11,129
Accrued payroll and severance	(10,227)	(3,652)
Accrued taxes	(13,946)	(3,003)
Prepaid expenses and other	(11,824)	2,422
Net cash provided by operating activities	35,276	61,964

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(20,217)	(26,388)
Acquisition of business, net of cash acquired	(354,356)	-
Decrease in entrusted loan receivable	-	3,519
Proceeds from sale of assets	370	48
Net cash used in investing activities	(374,203)	(22,821)

FINANCING ACTIVITIES:
Proceeds of revolving credit facility	258,000	11,000
Proceeds of term loan	125,000	-
Payments of revolving credit facility	(97,500)	(21,000)
Payments of term loan	(86,563)	(2,500)
Payments of entrusted loan	-	(3,519)
Debt issuance costs paid	(1,701)	(42)
Cash dividends paid	(12,995)	(11,296)
Proceeds from exercise of stock options	2,960	6,278
Excess tax benefit on share-based compensation	1,586	1,470
Net cash (used in) provided by financing activities	188,787	(19,609)

Effect of exchange rate changes on cash and cash equivalents	815	(5,190)

Increase in cash and cash equivalents	(149,325)	14,344
Cash and cash equivalents at beginning of period	328,786	297,571
Cash and cash equivalents at end of period	$179,461	$311,915

(1) Purchase accounting adjustment related to acquisitions.

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LITTELFUSE, INC.

Supplemental Financial Information

(in millions of USD except share amounts)

GAAP EPS Reconciliation
	Q1-16	Q2-16	YTD-16	Q1-15	Q2-15	YTD-15
GAAP diluted EPS	$0.85	$1.20	$2.05	$0.88	$1.26	$2.13
EPS impact of special items (below)	0.53	0.24	0.77	0.20	0.07	0.27
Adjusted diluted EPS	$1.38	$1.44	$2.82	$1.08	$1.33	$2.40
Year-over-year adjusted EPS growth	28%	8%	18%

Non-GAAP Adjustments - (income)/expense

Reed switch manufacturing transfer costs	$1.0	$0.7	$1.7	$1.0	$0.9	$1.9
Restructuring	0.4	0.1	0.5	1.2	1.7	2.9
Acquisition expenses	6.2	6.1	12.3	0.2	0.2	0.4
Pension wind-up	-	-	-	0.7	0.7	1.4
Impairment and severance charges	1.6	0.3	1.9	-
Purchase accounting adjustment	-	6.9	6.9	-	-	-
Adjustment to Operating income	9.2	14.0	23.2	3.0	3.4	6.4
Foreign exchange loss/(gain)	3.8	(6.2)	(2.4)	3.1	(1.3)	1.8
Adjustment to income before income taxes	$13.0	$7.8	$20.8	$6.1	$2.1	$8.2
Income taxes	$1.0	$2.3	$3.4	$1.5	$0.5	$2.0
Adjustment to net income	$12.0	$5.5	$17.4	$4.6	$1.6	$6.2

Total EPS impact	$0.53	$0.24	$0.77	$0.20	$0.07	$0.27

Operating margin / EBITDA reconciliation
	Q1-16	Q2-16	YTD-16	Q1-15	Q2-15	YTD-15

Net sales	$219.4	$271.9	$491.3	$210.3	$222.0	$432.3

GAAP operating income	$32.4	$29.7	$62.1	$29.5	$36.2	$65.7
Add back special operating items	9.2	14.0	23.2	3.0	3.4	6.4
Adjusted operating income	$41.6	$43.7	$85.3	$32.5	$39.6	$72.1
Adjusted operating margin	19.0%	16.1%	17.4%	15.5%	17.8%	16.7%

Add back amortization	3.8	5.2	9.0	3.1	2.9	6.0
Add back depreciation	7.2	8.9	16.1	7.4	7.4	14.8
Adjusted EBITDA	$52.6	$57.8	$110.4	$43.0	$49.9	$92.9
Adjusted EBITDA margin	24.0%	21.3%	22.5%	20.4%	22.5%	21.5%
Year-over-year adjusted EBITDA growth	22%	16%	19%

Note: Totals will not always foot due to rounding

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